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                                                                   EXHIBIT 10.12


                           IRON MOUNTAIN INCORPORATED
              IRON MOUNTAIN INCORPORATED 1995 STOCK INCENTIVE PLAN
     AMENDED AND RESTATED IRON MOUNTAIN NON-QUALIFIED STOCK OPTION AGREEMENT

     This Amended and Restated Iron Mountain Non-Qualified Stock Option Agreement and each attached Amended and Restated Iron Mountain Non-Qualified Stock Option Schedule (together, an "Option Agreement") made as of the "Date of Original Grant" (the "Effective Date") on the attached Amended and Restated Iron Mountain Non-Qualified Stock Option Schedule (the "Schedule") by and between Iron Mountain Incorporated, a Delaware corporation (the "Company"), and the individual identified on the Schedule (the "Optionee") constitutes an amendment and restatement of each outstanding Stock Option Agreement (each an "Old Agreement").

                                WITNESSETH THAT:

     WHEREAS, the Company instituted the "Iron Mountain Information Services, Inc. Stock Option Plan" (the "Prior Plan"); and

     WHEREAS, the program instituted by the Company entitled "Iron Mountain Incorporated 1995 Stock Incentive Plan," as amended (the "Plan"), is a restatement of the Prior Plan; and

     WHEREAS, the outstanding, unexpired options granted under the Prior Plan remain in full force and effect under the Plan and are subject to the terms and conditions of the Plan; and

     WHEREAS, effective November 29, 1995, the Company declared a stock dividend of 14.4215 shares; and

     WHEREAS, the Company and the Optionee agree that it is desirable to amend and restate the Old Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Optionee agree as follows.

     1. FORM OF OPTION. The Company hereby affirms that the Optionee holds outstanding stock options (each an "Option") to purchase from the Company the amount of Common Stock ("Stock") shown as the "Total Number of Shares" on each (if there be more than one) Schedule. No Option is intended to be an incentive stock option or to qualify for special federal income tax treatment under
Section 422 of the Code.

     2. EXERCISE PRICE. Each Option may be exercised at the "Exercise Price Per Share" shown on each (if there be more than one) Schedule, subject to adjustment as provided herein and in the Plan.

     3. TERM AND EXERCISABILITY OF OPTION. Unless sooner terminated pursuant to the Plan or this Section 3, each Option shall expire on the last day of the exercise period shown on the

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Schedule. An Option may be exercised to the extent vested, as shown on the
Schedule, provided that:

          (a) at the time of exercise the Optionee is not in violation of any Employee Confidentiality and Non-Competition Agreement with the Company;

          (b) the Optionee's employment, contractual or other service relationship with the Company ("Relationship") must be in effect on a given date in order for any scheduled increment in vesting, as set forth in the "Vesting Schedule" on the Schedule, to become effective;

          (c) the Vesting Schedule shall not operate to preclude the exercise of an Option in full upon the Company's sale of substantially all of its assets and business to another corporation (other than a Subsidiary), or the merger of the Company into, or consolidation of the Company with, another corporation (other than a Subsidiary) under circumstances in which the Company will not be the surviving entity; and

          (d) an Option may not be exercised after the sixtieth (60th) day following the date of termination of the Relationship between the Optionee and the Company, except that if the Relationship terminates by reason of the Optionee's death or total and permanent disability (as determined by the Board on the basis of medical advice satisfactory to it), the unexercised portion of the Option that is otherwise exercisable on the date of termination of the Relationship shall remain exercisable thereafter for no less than one year; provided, however, that if the Relationship terminates for any reason (other than under circumstances described in Section 12 of the Plan) after the fifth anniversary of the date of grant of an Option, then the unexercised portion of an Option that is otherwise exercisable on the date of termination of the Relationship shall remain exercisable thereafter until the passage of one-half of that number of days elapsed between the date of grant of the Option and the date of termination of the Relationship.

     For purposes of this Section 3, the term "Company" refers to the Company and all Subsidiaries.

     4. METHOD OF EXERCISE. Prior to its expiration and to the extent that the right to purchase shares of Stock has vested hereunder, the Option may be exercised from time to time by notice acceptable to the Company stating the number of shares with respect to which the Option is being exercised and accompanied by either (a) payment in full of the Exercise Price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 5(c) of the Plan, or (b) a description of a "cashless exercise" procedure and such other documents and undertakings as are necessary to satisfy that procedure. The Company, or the Committee, may from time to time designate one or more forms or methods of providing notice of the exercise of an Option and in that event the Optionee agrees to utilize such form or method. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise the Option), deliver to the Optionee (or other person entitled to exercise the Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or

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reacquired shares of its Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the Exercise Price may be made in cash or cash equivalents, or, in accordance with the terms and conditions of Section 5(c) of the Plan, in whole or in part in shares of Stock of the Company; provided, however, that the Board reserves the right upon receipt of any written notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice; and provided, further, that the Optionee may not make payment in shares of Stock that he acquired upon the earlier exercise of any incentive stock option, unless he has held the shares until at least two (2) years after the date the incentive stock option was granted and at least one (1) year after the date the incentive stock option was exercised. If the Optionee
(or other person entitled to exercise the Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his right to exercise the Option with respect to such shares not paid for may be terminated by the Company.

     The Committee may, in its discretion at the time of exercise of the Option, grant to the Optionee a new option (a "Reload Option") to permit the Optionee to purchase that number of shares of Stock delivered by the Optionee to the Company in full or partial payment of the Exercise Price, or in full or partial payment of the tax withholding obligations incurred on account of the exercise of the Option, on such terms and conditions as the Committee may determine under the terms of the Plan. The Exercise Price for shares subject to a Reload Option shall be not less than one hundred percent (100%) of the Fair Market Value of the shares on the date of grant of the Reload Option, and the duration of a Reload Option shall be equal to the unexpired term of the exercised Option on the date of exercise.

     5. WITHHOLDING TAXES. The Optionee hereby agrees, as a condition to any exercise of an Option, to provide to the Company an amount sufficient to satisfy the Company's obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount"), if any, by (a) authorizing the Company or any Subsidiary to withhold the Withholding Amount from his cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Stock that would otherwise be delivered upon exercise of this Option that number of shares having a Fair Market Value on the date of exercise sufficient to eliminate any deficiency in the Withholding Amount.

     6. NON-ASSIGNABILITY OF OPTION. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, each Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of the Optionee's incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company's counsel.

     7. COMPLIANCE WITH SECURITIES ACT; LOCK-UP AGREEMENT. The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of the Option unless the shares of Stock or other securities with respect to which the Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued

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that shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of the Option, he will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter's lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

     8. LEGENDS. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 7 hereof, if such restrictions are then in effect.

     9. RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     10. TERMINATION OR AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time. No such termination or amendment will affect rights and obligations under the Option to the extent it is then in effect and unexercised.

     11. EFFECT UPON EMPLOYMENT OR PERFORMANCE OF SERVICES. Nothing in any Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ or utilize the services of the Optionee or to retain the Optionee in its employ or to engage or retain the services of the Optionee.

     12. TIME FOR ACCEPTANCE. Unless the Optionee shall evidence his acceptance of an Option by execution of its related Schedule within thirty (30) days after its delivery to him, an Option Agreement shall be null and void.

     13. GENERAL PROVISIONS.

          (a) AMENDMENT; WAIVERS. Each Option Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof, and except as otherwise permitted by the express terms of the Plan and the Option Agreement, it may not be modified or amended nor may any provision hereof be waived except by a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

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          (b)  BINDING EFFECT. An Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

          (c) GOVERNING LAW. Each Option Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

          (d) CONSTRUCTION. Each Option Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and an Option Agreement, the Plan shall control. The titles of the sections of an Option Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

          (e) NOTICES. Any notice in connection with an Option Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

          To the Optionee:       To his address as set forth on the Schedule

          To the Company:        Iron Mountain Incorporated
                                 745 Atlantic Avenue
                                 Boston, Massachusetts 02111
                                 Attn: Chief Financial Officer

          Copy to:               Sullivan & Worcester LLP
                                 One Post Office Square
                                 Boston, Massachusetts 02109
                                 Attn: David A. Guadagnoli, Esq.

     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be issued as of the date set forth above.

                                            IRON MOUNTAIN INCORPORATED


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